                           Exhibit 4.2

   Pricing Committee Resolutions and Form of 8% Note due 2009.


               RESOLUTIONS OF THE PRICING COMMITTEE
                   OF THE BOARD OF DIRECTORS OF
                    REALTY INCOME CORPORATION

          WHEREAS, in resolutions adopted on July 15, 1997 (the
"Resolutions"), the Board of Directors authorized the registration, issuance and sale of up to $300 million of securities, such securities to be either debt securities, common stock or preferred stock (collectively, the "Securities"); and

          WHEREAS, pursuant to the Resolutions, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-34311) (as amended, the "Registration Statement") relating to the Securities and the Commission declared the Registration Statement effective on September 16, 1997;

          WHEREAS, the Board of Directors has determined to issue a series of debt securities to be known as the 8% Notes due 2009 (the "Notes") pursuant to an indenture dated as of October 28, 1998 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), and to offer and sell the Notes to Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), pursuant to a purchase agreement (the "Purchase Agreement") between the Company and the Underwriter for reoffering by the Underwriter to the public; and

         WHEREAS, pursuant to resolutions adopted by the Board of Directors on January 13, 1999, the Board of Directors established a Pricing Committee of the Board of Directors for the purpose of approving, among other things, the amount, manner and terms of the issuance and sale of the Notes and appointed William E. Clark, Thomas A. Lewis, Richard J. VanDerhoff and Willard H. Smith to serve on such committee.

         NOW THEREFORE, BE IT RESOLVED, that in accordance with
Section 301 of the Indenture, the form and terms of the Notes are hereby established (capitalized terms used in these resolutions and not otherwise defined herein having the same definitions as in the Indenture):

          1. The Notes shall constitute a series of Securities having the title "8% Notes due 2009."

          2. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture (except for

Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Indenture) shall be limited in aggregate principal amount to $20,000,000. Such series may not be reopened for the issuance of additional Securities of such series.

          3. The entire outstanding principal of the Notes shall be payable on January 15, 2009 (the "Maturity Date").

          4. The rate at which the Notes shall bear interest shall be 8% per annum; the date from which such interest shall accrue shall be January 21, 1999, the Interest Payment Dates on which such interest will be payable shall be January 15 and July 15 of each year, beginning July 15, 1999; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be January 1 or July 1, as the case may be, immediately preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. If any principal of or premium, if any, or interest on any of the Notes is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest, until paid or until such payment is duly provided for, at the rate of 8% per annum.

          5. The place where the principal of, premium, if any, and interest on the Notes shall be payable, where Notes may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Notes and the Indenture may be served shall be the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee at 101 Barclay St., Floor 21 West, New York, New York 10286.

          6. The Notes shall be redeemable at any time at the option of the Company, in whole or from time to time in part, at a Redemption Price (payable in Dollars) equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount (as defined in the form of Note attached hereto as Exhibit
A), if any, with respect to such Notes; provided that installments of interest on Notes whose Stated Maturity is on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant record dates according to their terms and the provisions of
Section 307 of the Indenture. As used in the Indenture and these resolutions, all references to "premium" and "premium, if any" on the Notes, and all similar references with respect to the Notes, shall be deemed to refer to and include the Make-Whole Amount, if any.

          7. The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstance or otherwise. The Notes will not have the benefit of any mandatory sinking fund.

          8. The Notes shall be issued in denominations of $1,000 and any integral multiples thereof.

          9.   The Trustee shall be the initial Security
Registrar, transfer agent and Paying Agent for the Notes.

          10. The entire outstanding principal amount of the Notes shall be payable upon declaration of acceleration of the maturity of the Notes pursuant to Section 502 of the Indenture.

          11. Payment of the principal of, premium, if any, and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

          12. The amount of payments of principal of, premium, if any, and interest on the Notes shall not be determined with reference to an index, formula or other similar method.

          13. Payments of the principal of, premium, if any, and interest on the Notes shall be made in Dollars, and the Holders have no right to elect the currency in which such payments are made.

          14. In addition to the covenants of the Company set forth in the Indenture, the covenants set forth in the form of Note attached hereto as Exhibit A under the captions "Limitation on Incurrence of Total Debt," "Limitation on Incurrence of Secured Debt," "Debt Service Coverage " and "Maintenance of Total Unencumbered Assets" (collectively, the "Additional Covenants") shall be and hereby are added to the Indenture for the benefit of the Notes, and the Additional Covenants, together with the defined terms (the "Additional Definitions") set forth in such form of Note under the caption "Certain Definitions," are hereby incorporated by reference in and made a part of these resolutions and the Indenture as if set forth in full herein and therein; provided that the Additional Covenants shall only be effective for so long as any of the Notes is Outstanding; and provided, further, that except as set forth in (23) below, the definitions of "Subsidiary" set forth in the form of Note attached hereto as Exhibit A shall only be applicable with respect to the Additional Covenants, insofar as they pertain to the Notes, and the Additional Definitions.

          15. The Notes shall be issuable only as Registered Securities without coupons and shall initially be issued in permanent global form (the "Global Note"). Beneficial owners of interests in the Global Note may exchange such interests for Notes of like tenor of any authorized denomination only under the circumstances provided in Section 305 of the Indenture. The

Depository Trust Company ("DTC") shall be the initial depository with respect to the Global Note.

          16.   The Notes will not be issuable as Bearer
Securities, and a temporary global certificate will not be issued.

          17. Except as otherwise provided in the Indenture and in these resolutions with respect to the payment of Defaulted Interest, interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payments of principal, premium, if any, and interest in respect of the Notes will be made by the Company by wire transfer of immediately available funds; provided that, in the event that any Notes are issued in definitive certificated form, the Holders thereof shall have given appropriate wire transfer instructions to the Company and, in the event that such wire transfer instructions shall not have been given to the Company by the Holder of any Note issued in definitive certificated form, payments of interest on such Note may be made by mailing a check for such interest to the address of such Holder as it appears on the Security Register.

          18. Sections 1402 and 1403 of the Indenture shall be applicable to the Notes, and the provisions of Section 1403 shall also be applicable with respect to the Company's obligations under the Additional Covenants; provided that the Company shall be entitled to effect defeasance or covenant defeasance only with respect to all, and not less than all, of the Notes.

          19. The Notes will be authenticated and delivered as provided in Section 303 of the Indenture.

          20.   The Company shall not be required to pay
Additional Amounts with respect to the Notes as contemplated by
Section 1010 of the Indenture.

          21.   The Notes shall not be convertible into Common
Stock or Preferred Stock.

          22. The Notes will be direct, senior unsecured obligations of the Company and will rank equally with all other senior unsecured indebtedness of the Company from time to time outstanding.

          23. Insofar as Section 801 of the Indenture is applicable to the Notes, the term "Subsidiary," as used in
Section 801(2) of the Indenture, shall have the meaning set forth in the form of Note attached hereto as Exhibit A (instead of the meaning set forth in Section 101 of the Indenture), and the term "indebtedness," as used in Section 801(2), shall be deemed to include "Debt" and "Secured Debt" (as such terms are defined in the form of Note attached hereto as Exhibit A).

          24. The provisions of Section 1011 of the Indenture shall be applicable with respect to any term, provision or condition set forth in the Additional Covenants, in addition to any term, provision and condition set forth in Sections 1004 to 1008, inclusive, of the Indenture.

          25. The Notes shall have such additional terms as are set forth in the form of Note attached hereto as Exhibit A, which terms are hereby incorporated by reference in and made a part of these resolutions and the Indenture as if set forth in full herein and therein.

          RESOLVED, that the public offering price of the Notes shall be 98.757% of the principal amount thereof plus accrued interest from January 21, 1999, and the Notes shall be sold to the Underwriter at a price equal to 98.107% of the principal amount thereof.

          RESOLVED, that the form of Purchase Agreement presented to and reviewed by this committee, and the form of Note attached hereto as Exhibit A, be, and each of them hereby is, approved (it being understood that, in the event that Notes are ever issued in definitive certificated form, the legends appearing as the first two paragraphs on the first page of such form of Notes may be removed); and the form and terms of the Indenture, and the execution and delivery thereof by the Company, are hereby authorized, approved, ratified and reconfirmed in all respects.

          RESOLVED, that each of the Chairman of the Board, Chief Executive Officer, President, any Senior Vice President, Secretary and Treasurer of the Company be, and each of them acting singly, hereby is, authorized and directed, in the name and on behalf of the Company and where appropriate under its corporate seal, attested by its Secretary or Treasurer, to execute and deliver the Notes and the Purchase Agreement in substantially the forms approved hereby, with such changes as shall have been approved by the executing officer, such approval to be conclusively evidenced by the execution thereof (it being understood that any signatures, attestations and corporate seals appearing on the Notes may be facsimiles thereof).

          RESOLVED, that the prospectus dated October 1, 1997 and prospectus supplement dated January 15, 1999 relating to the Notes be, and the same hereby are, ratified and approved in all respects.

          RESOLVED, that all officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make, execute and deliver or cause to be made, executed and delivered, and to evidence the approval of the Board of Directors of, all such officers' certificates, depository agreements, letters of representation or other agreements or arrangements necessary or appropriate in connection with the administration of any book-entry arrangements for the Notes, and such other agreements, undertakings, documents or instruments, and to perform all such acts and make all such payments, as may, in the judgment of such officer, be necessary, appropriate or desirable to effectuate the purpose of these resolutions, including the performance of the obligations of the Company under the Indenture, the Notes, the Purchase Agreement and any other agreement, undertaking, document or instrument referred to herein or therein.

           RESOLVED, that any and all actions heretofore taken by the officers of the Company pursuant to the authority conferred by the preceding resolutions and consistent therewith is ratified, approved and confirmed.

                     FORM OF 8% NOTE DUE 2009

                                                 PRINCIPAL AMOUNT
                                                      $20,000,000
REGISTERED NO.:  R-1

CUSIP NO.:  756109 AD 6

                    REALTY INCOME CORPORATION
                        8% NOTES DUE 2009

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED FOR SECURITIES IN DEFINITIVE FORM AS AFORESAID, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ITS NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE.

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          Realty Income Corporation, a Maryland corporation (the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Twenty Million Dollars on January 15, 2009, and to pay interest thereon from January 21, 1999, or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1999, at the rate of 8% per annum, until the entire principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register applicable to the Notes at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1, as the case may be, immediately preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any principal of or premium, if any, or interest on any of the Notes is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest, until paid or until such payment is duly provided for, at the rate of 8% per annum.

          Payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in Dollars by wire transfer of immediately available funds; provided that, in the event that this Note is issued in definitive certificated form, the Holder hereof shall have given appropriate wire transfer instructions to the Company and, in the event that such wire transfer instructions shall not have been given to the Company by the Holder of any Note issued in definitive certificated form, payments of interest on such Note may be made by mailing a check for such interest to the address of such Holder as it appears on the Security Register. The place where the principal of, premium, if any, and interest on this Note shall be payable, where this Note may be surrendered for the registration of transfer or exchange and where notices or demands to or upon the Company in respect of the Notes and the Indenture may be served shall be the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee at 101 Barclay St., Floor 21 West, New York, New York 10286.

          This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued as a series of Securities under an indenture dated as of October 28, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the duly authorized series designated as the "8% Notes due 2009," limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $20,000,000. All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

          The Notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a Redemption Price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"); provided that installments of interest on Notes whose Stated Maturity is on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant record dates according to their terms and the Indenture.

          If notice has been given as provided in the Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

          Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on the Notes and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

          In addition to the covenants of the Company contained in the Indenture, the Company makes the following covenants with respect to, and for the benefit of the Holders of, the Notes:

          Limitation on Incurrence of Total Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Company's Total Assets as of the end of the latest fiscal quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Trustee) prior to the incurrence of such additional Debt and (ii) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of such additional Debt (such increase together with the Company's Total Assets is referred to as the "Adjusted Total Assets").

          Limitation on Incurrence of Secured Debt. The Company will not, and will not permit any Subsidiary to, incur any Secured Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the Company's Adjusted Total Assets.

          Debt Service Coverage. The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that
(i) such Debt and any other Debt incurred by the Company or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (ii) the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (iii) in the case of any acquisition or disposition by the Company or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

          Maintenance of Total Unencumbered Assets. The Company will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

          Certain Definitions. As used herein, the following terms will have the meanings set forth below:

          "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

          "Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

          "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provisions for taxes of the Company and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) provisions for impairment losses, (vi) increases in deferred taxes and other non-cash charges,
     (vii) charges resulting from a change in accounting principles, and (viii) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

          "Consolidated Interest Expense" for any period, and without duplication, means all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Debt" means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by the Company or any Subsidiary, (iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company or any Subsidiary as lessee that is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary) of the type referred to in (i),
     (ii), (iii) or (iv) above (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

          "Executive Group" means, collectively, those individuals holding the offices of Chairman, Vice-Chairman, Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Company.

          "Intercompany Debt" means indebtedness owed by the Company or any Subsidiary solely to the Company or any Subsidiary.

          "Make-Whole Amount" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made to the date of redemption over
     (ii) the aggregate principal amount of the Notes being redeemed. All references herein and in the Indenture to "premium" or "premium, if any" on the Notes, and all similar references with respect to the Notes, shall be deemed to refer to and include the Make-Whole Amount, if any.

          "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Secured Debt" means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded U.S. government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          "Subsidiary" means (i) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except for directors' qualifying shares) are at the time directly or indirectly owned by the Company, any other Subsidiary or

    Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s), or such individuals' successors in office as an officer of the Company), and (ii) any other entity the accounts of which are consolidated with the accounts of the Company. This definition shall apply only for purposes of the covenants set forth above under the captions "Limitation on Incurrence of Total Debt," "Limitation on Incurrence of Secured Debt," "Debt Service Coverage," and "Maintenance of Total Unencumbered Assets," the other definitions set forth herein under the caption "Certain Definitions," and, insofar as Section 801 of the Indenture is applicable to the Notes, the term "Subsidiary," as used in Section 801(2) of the Indenture, shall have the meaning set forth in this definition (instead of the meaning set forth in Section 101 of the Indenture).

          "Total Assets" as of any date means the sum of (i)
     Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).

          "Total Unencumbered Assets" as of any date means Total Assets minus the value of any properties of the Company and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.

          "Undepreciated Real Estate Assets" as of any date means the amount of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means Debt of the Company or any Subsidiary that is not Secured Debt.

          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, or premium, if any, or interest on, this Note on or after the respective due dates therefor.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes to waive, in certain circumstances, on behalf of all Holders of the Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, places and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment for the Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of different authorized denominations, as requested by the Holder surrendering the same.

          The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          The headings included in this Note are for convenience only and shall not affect the construction hereof.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                       REALTY INCOME CORPORATION



[SEAL]                              By:
                                       -------------------------
                                       Thomas A. Lewis
                                       Chairman of the Board and
                                       Chief Executive Officer



Attest:



By:
   -------------------------
   Michael R. Pfeiffer
   Senior Vice President, General Counsel
   and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee



By:
   ----------------------
     Authorized Signatory


Dated:  January       , 1999

                         ASSIGNMENT FORM

            FOR VALUE RECEIVED, the undersigned hereby
                 sells, assigns and transfers to


PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE


-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------



           (Please Print or Typewrite Name and Address including Zip Code of Assignee)


the within Note of REALTY INCOME CORPORATION, and _______________
hereby does irrevocably constitute and appoint __________________
_________________________________________________________________

Attorney to transfer said Note on the books of the within-named
Company with full power of substitution in the premises.


Dated:
      -----------------         ---------------------------------

                                ---------------------------------



NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranty
                    --------------------------------
                    (Signature must be guaranteed by
                    a participant in a signature
                    guarantee medallion program)